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                                                                    EXHIBIT 10.8


                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT



         This First Amendment to Purchase and Sale Agreement (this "Amendment") dated as of this ____ day of May, 2002 is made and entered into by and among Windrose Medical Properties Trust, a Maryland REIT ("BUYER") and CPSIEM, LLC, a Delaware limited liability company ("CPSIEM") and CPSIEE, LLC, a Delaware limited liability company ("CPSIEE"). CPSIEM and CPSIEE are referred to herein individually as a "SELLER".


                                    RECITALS


         WHEREAS, the parties heretofore entered into a Purchase and Sale Agreement dated as of May 10, 2002, (the "Purchase Agreement") for the purchase and sale of the Properties (as defined in the Purchase Agreement); and,

         WHEREAS, pursuant to Section 3.3 of the Purchase Agreement, CPSIEE has the right to contract with an unaffiliated third party for the sale of 4475 S. Eastern Avenue (herein the "4475 Property") at any time prior to Closing (in the nature of a "back up contract") and has the additional right to terminate the Purchase Agreement as to 4475 Property by written notice to Buyer on or before June 14, 2002; and,

         WHEREAS, CPSIEE agrees to waive such rights as set forth in Section 3.3 as to the 4475 Property as set forth hereinabove in consideration of the additional consideration, covenants and agreements of Buyer set forth herein;

         WHEREAS, the parties have determined to amend the Purchase Agreement as set forth in this Amendment; and,

         WHEREAS, each of the capitalized terms set forth herein, to the extent not otherwise herein defined, shall have the meaning ascribed thereto in the Purchase Agreement.

         WHEREAS, whenever this Amendment references a "Section" the reference is to a Section in the Purchase Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Purchase Agreement as follows:

         1. Each of the recitals set forth above are incorporated herein as if set forth verbatim.

         2.       The definition of the term "Purchase Price" contained in
Section 1 shall be deleted and the following definition of "Purchase Price" shall be substituted in its place and stead.


"Purchase Price" shall mean the Cash Purchase Price and the Warrant and, subject to the terms and conditions set forth herein, the O.P. Units (as herein defined).

         3.       The following definitions are hereby added to Section 1:


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"Corporate Partners" shall mean CB Richard Ellis Corporate Partners, LLC, a
Delaware limited liability company.

"Klipsch" shall mean Fred S. Klipsch, an individual and resident of the State of Indiana.

"O.P. Units" shall mean limited partnership units of Windrose Medical Properties, L.P., a Virginia limited partnership with Buyer as its sole general partner. Attached hereto as Schedule 1 is a draft copy of a section from the draft S-11 relating to the Windrose IPO that describes, in summary, the terms of the partnership agreement of Windrose Medical Properties, L.P. that will be in effect upon completion of the Windrose IPO.

         4. In Section 3.1 (a), the phrase "(described in Section 3.3 below)" shall be changed to read "(described in Section 3.1 (c) below)".

         5.       A new Section 3.1 (c) is hereby added as follows:

3.1 (c) Within two (2) Business Days after the execution of this Amendment, Buyer shall deposit $100,000 in Escrow with Escrow Company in immediately available funds (the "BETA MONEY"). The Beta Money shall be allocated to the 4475 Property.

         6. Section 3.2 is deleted in its entirety and a new Section 3.2 is herby inserted in its place and stead as follows:

         A.       3.2      THE WARRANT.

                           In addition to the Cash Purchase Price (and as to the
4475 Property, the O.P. Units), the consideration for the Properties shall include a warrant (the "WARRANT") to purchase common stock in Windrose. The Warrant shall be issued at Closing to Corporate Partners. The exercise price of the Warrant shall be equal to the price per share of Windrose common stock as offered to the public in the Windrose IPO. The number of shares that are covered by the Warrant shall be equal to the fraction whose numerator is $300,000 and whose denominator is the exercise price of the Warrant. The exercise period for the Warrant shall expire two (2) years from the closing of the Windrose IPO. The Warrant shall be in the form attached hereto as Exhibit E.

         7. Section 3.3 is deleted in its entirety and a new Section 3.3 is hereby inserted in its place and stead as follows:

3.3      THE O.P. UNITS.

         In addition to the Cash Purchase Price and the Warrants, provided Buyer has not terminated this Agreement as to the 4475 Property pursuant to Section 4(d), 5(e), 15(a), 15(b) or 16(a) or terminated this Agreement as to the other Properties pursuant to Section 13(a)(ii), the Purchase Price shall include O.P. Units issued at Closing by Windrose Medical Properties, L.P. to Corporate Partners. The number of O.P. Units to be issued to Corporate Partners shall be equal to the fraction whose numerator is $150,000 and whose denominator is equal to the price per share of Windrose common stock as offered to the public in the Windrose IPO. The Partnership Agreement of Windrose Medical Properties, L.P. will provide that in the event that the O.P. Units are tendered for redemption by the holder, (a) the cash redemption price per Unit will be based on the then current market trading price (over five day average of most current


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prices) of a single common share of Windrose; and (b) if common shares of
Windrose are issued in exchange for the Units tendered, the number of shares issued will be exchanged for O.P. Units on a one for one basis. Sellers acknowledge that Windrose intends to apply to list the common stock as offered to the public in the Windrose IPO for trading on the New York Stock Exchange. However, the shares of common stock issuable upon redemption of the O.P. Units will not be registered under the Securities Act of 1933, as amended (the "1933 Act") and therefore may not be offered for sale, sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration under the 1933 Act, and any certificates representing the common stock issued upon redemption of O.P. Units will bear a legend to that effect. Corporate Partners has, on the date of this Amendment, executed and delivered to Buyer the Representation Letter attached hereto as Schedule 2.

         8.

A. Each of Section 8(a)(i) and 8(b)(i) is deleted in its entirety and each is replaced with the following:

         (i) Buyer shall not have terminated this Agreement in accordance with Section 3.4(c), Section 4(d), Section 5(e), Section 13(a)(ii), Section 15(a) or Section 15(b) (and Sellers shall not have terminated this Agreement in accordance with Section 5(h) or Section 13(a)(ii)) of this Agreement within the time periods described in such Sections as to the Properties to be sold.

B. A new Section 11 (f) is hereby added as follows:

11 (f) The O.P. Units duly issued by Windrose Medical Properties, L.P. to Corporate Partners.

         9.       Section 13 (a) (ii) is deleted in its entirety and a new
Section 13(a) (ii) is hereby inserted in its place and stead as follows:

(ii) If the Windrose IPO is not closed within three Business Days before the Outside Closing Date (as may be extended pursuant to Section 13 (a) (i)), Buyer may terminate this Agreement by giving Sellers notice of its election to terminate based on the failure of the Windrose IPO to timely close at least three Business Days before the Outside Closing Date. If Buyer makes such election, then such termination shall apply only to the Properties at 2300-2316
W. Charleston Blvd and 888 S. Rancho Drive. With respect to the termination as to the Property at 2300-2316 W. Charleston Blvd and 888 S. Rancho Drive (a) CPSIEM shall retain all of the Alpha Money as a nonrefundable fee; (b) neither party shall have any obligation to the other except on account of any breach of this Agreement or except as expressly provided hereunder as to the Properties at 2300-2316 W. Charleston Blvd and 888 S. Rancho Drive. This Agreement shall not terminate as to the 4475 Property, unless CPSIEE elects within five Business Days of Buyer's notice of termination to terminate this Agreement as to the 4475 Property. In the event CPSIEE elects to terminate this Agreement as to the 4475 Property, then (a) CPSIEE shall retain all of the Beta Money as a nonrefundable fee; (b) neither party shall have any obligations to the other except on account of any breach of this Agreement or except as expressly provided hereunder. In the event that CPSIEE does not timely terminate this Agreement as to the 4475 Property following Buyer's termination under this Section 13(a)(ii), then(a) Buyer shall be deemed to have assigned this Agreement to Klipsch, and Klipsch shall be deemed to have accepted such assignment and assumed the obligations of Buyer hereunder; (b) Klipsch shall proceed with the purchase of the 4475 Property in accordance with the terms hereof, and (c) the Purchase Price for the 4475 Property shall be the Cash Purchase Price of $13,100,000.00. Klipsch shall have the right to


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assign this Agreement to a limited liability company or limited partnership organized by Klipsch for the purchase of the Property, but such assignment shall not relieve Klipsch of his obligations hereunder.

         10. The second sentence of Section 18 (l) is amended by adding at the start of such sentence, the phrase "Except as set forth in Section 13 (a)
(ii),".

         11. The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect as originally executed and delivered by the parties hereto, except as expressly modified and amended herein. The parties hereto hereby confirm and reaffirm all of their obligations under the Purchase Agreement, as modified and amended by this Amendment.

         12. In the event any provision of this Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         13. This Amendment may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.



                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


                  SELLERS:          CPSIEM, LLC,


                                    A Delaware limited liability company


                                    By:
                                       -----------------------------------------

                                             Howard Sands, Manager



                                    CPSIEE, LLC,


                                    A Delaware limited liability company


                                    By:
                                       -----------------------------------------

                                             Howard Sands, Manager



                  BUYER:            WINDROSE MEDICAL PROPERTIES TRUST,


                                    A Maryland REIT


                                    By:
                                       -----------------------------------------

                                             Fred Klipsch, Chairman and CEO


Fred S. Klipsch joins in this Agreement for the sole and express purpose of evidencing his agreement that in the event Buyer is unable to purchase the 4475 Property in accordance with Section 13 (a) (ii), he hereby accepts the assignment of this Agreement by Buyer and assumes the rights of Buyer and agrees to fulfill the obligations of Buyer to purchase the 4475 Property in accordance with the provisions of this Agreement at the Cash Purchase Price as set forth in
Section 13 (a) (ii), (including his right to the formation of a limited liability company or partnership as set forth in Section 13 (a) (ii)). In such event, prior to Closing, Klipsch and Buyer


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shall execute (and deliver to CPSIEE) an Assignment reasonably acceptable to
CPSIEE confirming such assignment and assumption. In the event Klipsch defaults in his obligation to purchase the 4475 Property or to cause such Property to be purchased, all in accordance with Section 13 (a) (ii), then Klipsch shall pay to CPSIEE the sum of Four Hundred Thousand Dollars ($400,000) as liquidated damages and not as a penalty. Such $400,000 payment shall be in addition to any nonrefundable fee paid to CPSIEE under the Purchase Agreement. Upon such payment, this agreement shall terminate as to the 4475 Property and neither Klipsch nor Buyer shall have any further obligation to CPSIEE.





                                            --------------------------

                                                     Fred Klipsch


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